                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) July 31, 1994
                                                          -------------

                            Sterling Software, Inc.
        ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                     1-8467                 75-1873956
    ----------------               ------------         -------------------
(State or other jurisdiction       (Commission            (IRS Employer
    of incorporation               File Number)         Identification No.)


    8080 N. Central Expwy., Suite 1100, Dallas, Texas                 75206
- - ------------------------------------------------------------------------------
          (Address of principal executive offices)                  (Zip Code)


 Registrant's telephone number, including area code        (214) 891-8600
                                                    ---------------------------
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Item 5.  Other Events.

     On July 31, 1994, Sterling Software, Inc., a Delaware corporation ("Sterling"), and SSI Corporation, a Georgia corporation and a wholly-owned subsidiary of Sterling ("Sub"), entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") with KnowledgeWare, Inc., a Georgia corporation ("KWI"), pursuant to which Sterling will acquire KWI through a merger of Sub with and into KWI (the "Merger").

     Under the terms of the Merger Agreement, each outstanding share of the common stock, without par value, of KWI will be converted into the right to receive .2893 of a share of the common stock, par value $.10 per share, of Sterling.

     Consummation of the proposed Merger is subject to the approval of the stockholders of each of Sterling and KWI and other conditions set forth in the Merger Agreement.



Item 7.  Exhibits.

Exhibit No.                   Description
- - -----------                   -----------

     2 Agreement and Plan of Merger dated as of July 31, 1994, among Sterling Software, Inc., SSI Corporation and KnowledgeWare, Inc.

     99.1 Stock Option Agreement dated as of July 31, 1994, between Sterling Software, Inc. and KnowledgeWare Inc.

     99.2                     Press Release dated August 1, 1994


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       STERLING SOFTWARE, INC.



Date:  August 2, 1994                  By: /s/ Jeannette P. Meier
                                          -------------------------------------

                                       Its:    Executive Vice President
                                            -----------------------------------


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                               INDEX TO EXHIBITS


Exhibit
Number              Exhibit
- - ------              -------

2                   Agreement and Plan of Merger
                    dated as of July 31, 1994,
                    among Sterling Software, Inc.,
                    SSI Corporation and KnowledgeWare,
                    Inc.

99.1                Stock Option Agreement dated
                    as of July 31, 1993, between
                    Sterling Software, Inc. and KnowledgeWare,
                    Inc.

99.2                Press Release dated August 1, 1994


349306


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